Exhibit 99.1

United States Short Oil Fund, LP

Monthly Account Statement

For the Month Ended April 30, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(894,919)
Unrealized Gain (Loss) on Market Value of Futures	(2,952,670)
Dividend Income	681
Interest Income	6,047
Total Income (Loss)	$(3,840,861)

Expenses
General Partner Management Fees	$11,643
Professional Fees	7,241
Brokerage Commissions	6,447
Non-interested Directors' Fees and Expenses	124
Prepaid Insurance Expense	105
NYMEX License Fee	291
Total Expenses	25,851
Expense Waiver	(10,879)
Net Expenses	$14,972
Net Income (Loss)	$(3,855,833)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 4/1/16	$25,088,001
Net Income (Loss)	(3,855,833)

Net Asset Value End of Month	$21,232,168
Net Asset Value Per Share (300,000 Shares)	$70.77

To the Limited Partners of United States Short Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended April 30, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States Short Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612